File Number 5370-721-1









                        State of Illinois
                            Office of
                     The Secretary of State

WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                            CILCORP INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN
FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE
BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


Now Therefore, I, Jesse White, Secretary of State of the State of
Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 15th day of November A.D. 1999 and of the Independence of the United States the two hundred and 24th.

/s/Jesse White
Secretary of State


Form BCA-10.30      ARTICLES OF AMENDMENT    File #
(Rev. Jan. 1999)




Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832

Remit payment in check or money order, payable to "Secretary of State."

The filing fee for restated articles of amendment - $100.00

http://www.sos-state.il.us

Submit In Duplicate
This space for use by
Secretary of State

Date

Franchise Tax $
Filing Fee*         $25.00
Penalty   $
Approved:

1. CORPORATE NAME: CILCORP Inc.

2. MANNER OF ADOPTION OF AMENDMENT:
     The following amendment of the Articles of Incorporation was adopted on October 18
     1999 in the manner indicated below.

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3. TEXT OF AMENDMENT:
  a.When amendment effects a name change, insert the new corporate name below. Use Page 2 for all others amendments.

Article 1: The name of the corporation is:  No change


         All changes other than name, include on page 2
                             (over)

                        Text of Amendment

b.(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

1. Article Four shall be amended and restated in its entirety as follows:

                          ARTICLE FOUR

"The authorized shares shall consist of 10,000 shares of common stock, without par value."

2.Article Six shall be amended and restated in its entirety as follows:

                           ARTICLE SIX

"The number of directors of the corporation shall be such number as may from time to time be fixed by or pursuant to the By-laws."

4.The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (If not applicable, insert "No change")

No change.

5.(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

No change.

  (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

No change.




(Complete either Item 6 or 7 below. ALL signatures must be in BLACK INK.)

6.The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms under penalties of perjury, that the facts stated herein are true.

Dated November 1, 1999        CILCORP Inc.
(Month & Day)            (Exact Name of Corporation at date of
                          execution)

Attested by:  /s/John G. Sahn                by: /s/Robert J. Sprowls
                 Secretary                          Vice President